Exhibit 3.2.54

Form BCA-2.10	ARTICLES OF INCORPORATION
(Rev. Jan. 1999)	This space for use by Secretary of State	SUBMIT IN DUPLICATE!
Jesse White Secretary of State Department of Business Services Springfield, IL 62756 http://www.sos.state.il.us	FILED NOV 17 1999 JESSE WHITE SECRETARY OF STATE	This space for use by Secretary of State Date 11-17-99
Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A’s check or money order, payable to “Secretary of State.”		Franchise Tax	$25.00
		Filing Fee	$75.00

			100.00
		Approved: /s/ Illegible

1.	CORPORATE NAME:	SKOKIE CINEMAS, INC.

(The corporate name must contain the word “corporation”, “company,” “incorporated,” “limited” or an abbreviation thereof.)

2.	Initial Registered Agent:	ILLINOIS CORPORATION SERVICE COMPANY
		First Name	Middle Initial	Last Name
	Initial Registered Office:	700 SOUTH SECOND STREET
		Number	Street	Suite #
		SPRINGFIELD IL	SANGAMON	62704
		City	County	Zip Code

3.	Purpose or purposes for which the corporation is organized:
(if not sufficient space to cover this point, add one or more sheets of this size.)

MOTION PICTURE EXHIBITION AND TO TRANSACT ANY OR ALL LAWFUL BUSINESSES FOR WHICH CORPORATIONS MAY BE ORGANIZED UNDER THE ILLINOIS BUSINESS CORPORATION ACT OF 1983.

4.	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

Class	Par Value Per Share	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefor
COMMON	$1.00	500	500	$500.00

			TOTAL =	$500.00

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

(If not sufficient space to cover this point, add one or more sheets of this size)

6076-878-1		EXPEDITED
NOV 17 1999
SECRETARY OF STATE
(over)

5.	OPTIONAL:	(a) Number of directors constituting the initial board of directors of the corporation: 3.
(b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

Name	Residential	Address	City, State, ZIP
LAWRENCE J. RUIST, 121 WHIPPOORWILL ROAD, ARMONK, NY 10504
TRAVIS REID, SIX PATRIOTS LANE, UPPER SADDLE RIVER, NJ 07458
JOHN C. MCBRIDE, 51 HOLLOW TREE ROAD, BRIARCLIFFE MANOR, NY 10510

6.	OPTIONAL:	(a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$	________________
		(b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$	________________
		(c) It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:	$	________________
		(d) It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:	$	________________

7.	OPTIONAL:	OTHER PROVISIONS
Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.	NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated    November 17, 1999

    (Month and Day)  Year

Signature and Name		Address

1.	ILLINOIS CORPORATION SERVICE COMPANY	1.	700 SOUTH SECOND STREET
	Signature A DELAWARE CORPORATION		Street
			SPRINGFIELD	IL	62704
	(Type or Print Name)		City/Town	State	ZIP Code

2.	/s/ DONALD CONKLIN	2.	SAME
	Signature DONALD CONKLIN, ASST. V.P.		Street

	(Type or Print Name)		City/Town	State	ZIP Code

3.	/s/ SHERYL A. GIBBS	3.	SAME
	Signature SHERYL A. GIBBS, ASST. SEC.		Street

	(Type or Print Name)		City/Town	State	ZIP Code

(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

FEE SCHEDULE

•	The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.

•	The filing fee is $75.

•	The minimum total due (franchise tax + filing fee) is $100.

         (Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)

•	The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

Illinois Secretary of State	Springfield, IL 62756
Department of Business Services	Telephone (217) 782-9522 or 782-9523
C-162.20

PAID MAR 22 2002 EXPEDITED SECRETARY OF STATE

Form BCA-10.30	ARTICLES OF AMENDMENT	File # 6076-878-1
(Rev. Jan. 1999)		SUBMIT IN DUPLICATE

Jesse White Secretary of State Department of Business Services Springfield. IL 62756 Telephone (217) 782-1832	FILED MAR 22 2002	This space for use by Secretary of State

Remit payment in check or money order, payable to “Secretary of State.”	JESSEE WHITE SECRETARY OF STATE	Date Franchise Tax		$3-22-02
		Filing Fee*		$25.00
The filing fee for restated articles of amendment - $100.00		Penalty	$
http://www.sos.state.il.us		Approved:		/s/ Illegible

1.	CORPORATE NAME: Skokie Cinemas, Inc.
CP0168014	(Note 1)

2.	MANNER OF ADOPTION OF AMENDMENT:

The following amendment of the Articles of Incorporation was adopted on March 21, 2002 in the manner indicated below. ( “X” one box only) (Month & Day)
(Year)

☐	By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;
(Note 2)

☐	By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;
(Note 2)

☐	By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;
(Note 3)

☐	By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;
(Note 4)

☐	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;
(Notes 4 & 5)

☐	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
(Note 5)

☒	In accordance with Section 10.40, this Amendment to the Articles of Incorporation was made pursuant to a provision contained in an order of the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this corporation in the matter of In re Loews Cineplex Entertainment Corporation, et al., case number 01-40383, confirmed and approved March 1, 2002.

3.	TEXT OF AMENDMENT:

a.	When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

Article I: The name of the corporation is:

(NEW NAME)

All changes other than name, include on page 2

(over)

b.	(If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)

Article Four, Section Two of the Articles of Incorporation is hereby amended by adding the following sentence:

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, this corporation shall not issue non-voting equity securities prior to March 21, 2003.”

4.	The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert “No change”)

No change

5.	(a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert “No change”)

No change

(b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert “No change”)

No change

	Before Amendment	After Amendment
Paid-in Capital	$	$

(Complete either Item 6 or 7 below. All signatures must be in BLACK INK.)

6.	The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated	3/21/	, 2002	Skokie Cinemas, Inc.
	(Month & Day)	(Year)	(Exact Name of Corporation at date of execution)

Attested by	/s/ JOHN C. MCBRIDE, JR.	by	/s/ BRYAN BERNDT
	(Signature of Secretary or Assistant Secretary)		(Signature of President or Vice President)

	John C. McBride, Jr., Assistant Secretary		Bryan Berndt, Vice President
	(Type or Print Name and Title)		(Type or Print Name and Title)

7.	If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated	March , 2002
(Month & Day) (Year)

_______________________________________________________________________________________

_______________________________________________________________________________________